UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

RADIOSHACK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5571	75-1047710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 RadioShack Circle, Mail Stop CF3-203 Fort Worth, Texas		76102
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 415-3011

_________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

RadioShack Corporation (the “Company”) announced that on September 1, 2011 the Company and certain of its subsidiaries, as guarantors (the “Guarantors”), entered into an amendment (the “First Amendment”) to its credit agreement dated January 4, 2011 with Bank of America, N.A., as the administrative agent and collateral agent, and the other lenders and agents party thereto (the “Credit Agreement”).

The First Amendment permits certain of the Company’s subsidiaries who are not Guarantors to create, incur, assume, or suffer to exist indebtedness in an aggregate amount not to exceed $50,000,000 at any one time outstanding.  The First Amendment also provides for enhanced administrative flexibility with respect to the issuance, amendment, renewal or extension of letters of credit.

A copy of the First Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The description of the First Amendment in this report is only a summary and is qualified in its entirety by the terms of the First Amendment.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit
Number                         Description
10.1
First Amendment to Credit Agreement, dated as of September 1, 2011, among RadioShack Corporation, the Facility Guarantors thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent for itself and the other Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RadioShack Corporation
(Registrant)

Date: September 1, 2011	/s/ James F. Gooch
James F. Gooch
President and
Chief Executive Officer
(principal executive officer)

Index to Exhibits

Exhibit
Number      Description
10.1
First Amendment to Credit Agreement, dated as of September 1, 2011, among RadioShack Corporation, the Facility Guarantors thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent for itself and the other Lenders.